EXHIBIT NO. 99.1
--------------------------------------------------------------------------------

CORPORATE PARTICIPANTS

Lawrence P. English
QuadraMed - Chairman and CEO

Michael S. Wilstead
QuadraMed - President and COO

Charles J. Stahl
QuadraMed - Executive VP and CFO

CONFERENCE CALL PARTICIPANTS
Jordan Teramo
McKay Shields - Analyst

Chris Cook
Zazov - Analyst

Matthew Campbell
Knott Partners - Analyst

Jerry Luger
Private Investor

Jackson Hazelett
Private Investor

Todd Cohen
MTC Advisors - Analyst

David Francis
Jefferies & Co. - Analyst


PRESENTATION


--------------------------------------------------------------------------------
Operator


Good afternoon, ladies and gentlemen, and welcome to the QuadraMed investment conference. Today's call is being recorded and web cast and replays will be available on the Quadramed web site within 24 hours. All participants will be in a listen only mode until the question-and-answer session. Instructions on how to participate in the session will be given at the conclusion of the presentation. Let me take a moment to reference the Safe Harbor statement under the Private Securities Litigation Reform Act.

This conference may contain certain forward-looking statements that are subject to risks and uncertainties. Second there can be no assurance that such expectations will be proven to be correct. Risk factors that could cause actual result to differ maturely are included in the company's filings with the Securities and Exchange Commission. At this time I would like to introduce Lawrence English, QuadraMed's Chief Executive Officer. Mr. English, please go ahead.


--------------------------------------------------------------------------------
 Lawrence P. English  - QuadraMed - Chairman and CEO


Thank you, Erica, and Good afternoon. This is Larry English, Chairman and Chief Executive Officer at QuadraMed. With me on the call today are QuadraMed's President and Chief Operating Officer, Mike Wilstead and Executive Vice
President and Chief Financial Officer - Chuck Stahl. I've got a number of questions as to why we're having this call two and a half weeks after we filed our interim financial statements for the first and second quarter of 2003. And four or five weeks before we file the third quarter. The answer is simple. Chuck Stahl has been at the grindstone since last December overseeing a massive accounting exercise. He needed a vacation and we let him take one.

He's back now, he's refreshed, and now we thought that investors and analysts should have an opportunity to ask questions about the restatement of the 2002 results and the results of the first half of 2003. In November we will get back on the normal reporting cycle.

I want to begin by thanking our investors for their forbearance and loyalty during a long accounting ordeal. I believe few companies could have survived what we went through. We did more than survived. We continued to make sales and invest in our products. We kept our customer base intact and we held on to all our key employees.

I believe we have emerged as a stronger company and we are rapidly regaining sales momentum. Now I plan to make some brief comments about the results of the restatement, the 2002 results, and the results for the first two quarters of 2003.

Then Mike will talk about operations with an emphasis on sales and Chuck will comment on the financial statements. Then I'll talk about the future and we will go to your questions.

The way I assess the restatement is based on the change in stockholder equity from what we originally reported in the 2001 10-K to the restated number. The decrease in stockholder equity was $15.9 million and it is principally brought about by the deferral of previously recognized revenue. Now with almost $500 million in accumulative revenue passing through the company's income statements during the three years we restated and the considerable lack of clarity in the accounting pronouncements covering software revenue recognition, in a different environment or at a different time, one might have argued that that change was immaterial.

However, we're in the current environment, we had to deal with it, we have and it's behind us.

During 2002, our finance staff and software experts in the national offices of three accounting firms had to agree upon and finalize our revenue recognition policies. While they were doing that, it was difficult to manage to our traditional GAAP metrics. Accordingly, we focused on cash, new sales, headcount, and operating expenses.

You'll note that in 2002 cash from continuing operations was positive $1.3 million. I consider this to have been a good result given that our operating expenses include $7.5 million in expenses directly related to the restatement.

Sales during 2002 were remarkably strong considering that during the second half of the year, we could not give potential customers audited financial statements. In the enterprise division we had a steady stream of sales of new modules to existing customers. What we refer to as vertical sales. We also signed the Medcath contract in Q4 but even though we began installation we could not announce it until recently because the contract contained contingencies.

Those contingencies have since been removed. Our HIM products continue to sell well as we migrated a large number of existing customers to the new platform.

Other significant accomplishments in 2002 was a divestiture of the HIM services business, the acquisition of PDS Pharmacy and the successful beta of our computerized position order entry product - which was made available for general release early in 2003.

2003 brought new challenges and we met them successfully. The prolongation of the restatement ultimately led a very patient NASDAQ to delist our stock. This triggered a repayment event to the $73.7 million in debentures outstanding at the time.

Well, at that point I think a lot of observers thought we were through - but we were not. We refinanced the debt on what I believe were favorable terms and moved on. In June, we completed the restatement of 1999, 2000, and 2001. In August, we filed our 2002 10-K and the interim financial statements, including the restated first quarter 10 Q for 2002.

Finally, on September 19, we filed the interim financial statements for the first two quarters of 2003. For the first time in 13 long months, the company is in full compliance with its 1934 Act filing requirements.

Now, the headlines for the most recent quarters are these. Year-over-year revenue growth for the first six months of the year was nine percent. From 1Q03 to 2Q03 we had a sequential agreement in gross margin, sequentially lower G&A expense as the restatement expenses began to wind down, sequentially lower operating expenses reflecting strong spending discipline and management of headcount, and a sequential increase in cash provided by our operating activities.

At this point I'm going to ask Mike to cover some operating metrics, Chuck will go through the financial statements and I'll come back and talk about the future. Mike.


--------------------------------------------------------------------------------
 Michael S. Wilstead  - QuadraMed - President and COO


Thank you, Larry, and good afternoon, everyone. The past year has been one of challenge and tremendous growth. Importantly, I congratulate Larry on his leadership which has allowed us to keep our focus on key issues that matter most including taking care of our customers, developing and delivering quality products and services. I also want to acknowledge and thank Chuck and his team for helping us through the various accounting issues.

When I said this has been a time of growth, I refer to the experiences that all QuadraMed employees have gained over the past year as they have remained committed to this company, its customers, and its products and services. This is evidenced by a recent experience at our users group meeting last month in Seattle, Washington, where more than 300 customers gathered for a four-day conference. The most common comment I heard regarding the restatement work and the challenges that QuadraMed faced over the year made me proud of our employees.

Countless times customers shared the fact that if they had not read the press release -- the press releases or had not had updates from our staff they would never known that the company was facing any challenges. The level of service never changed. We continued to develop and release new products, install application per agreed-upon schedules which met our contractual commitments.

Our  current  customer  base  includes  more  than  1900  health-care   provider
facilities, using our products and services - many with more than one QuadraMed product installed.

Our vision is to build the most comprehensive range of innovative, highly installable and practical health-care information technology solutions. We're well our way to delivering that vision. Our bookings numbers which we define as total contract value has shown steady improvement quarter to quarter in 2003. Our diversified product offerings from our main hospital information system known as Affinity (R) and its ancillary applications as well as our government, HIM, and financial services product lines contributed to a steady increase in bookings for the last three quarters. We did experience a slow down period of about six months on our Affinity (R) hospital information systems. During this time hospitals were reluctant to make a multimillion dollar purchase from us, due to the company's accounting issues.

Now that these issues have been put behind us we're once again closing new Affinity (R) HIS contracts. The first booking came in June of this year through Richardson Regional Medical Center, formerly Baylor Richardson Hospital. This is a 174 bed nonprofit acute care hospital serving a number of communities just outside of Dallas. Richardson will implement our enterprise wide patient, financial and clinical applications, including CPOE, as well as integrate all the institution's departmental systems, on our Affinity (R) (indiscernible) suite of applications. The third quarter of 2003 we continued to have booking success for Affinity (R), signing contracts with two larger institutions.

These contracts have not been formally announced - however, I can share this because of the size and complexity of these two organizations - the value of these contracts is higher than our average Affinity (R) contract.

One of the new contracts does carry contingency clause for the next 30 days that we believe will be resolved quickly.

We remain confident that now that the accounting issues are behind us, we continue to close new Affinity (R) contracts and opportunities.

Let me also state that while new Affinity (R) business lagged, vertical sales of Affinity (R) modules for our existing customer base increased over prior year. Additionally other software products in our enterprise divisions have experienced growth quarter to quarter this year. Our government business unit has had its strongest year on record with significant bookings of our coding, compliance, and editing solutions into the Veterans hospitals. Third quarter was this business unit's largest quarter. We have increased market penetration into this sector with over 70 percent of the VA Medical Center hospitals using our solution as we continue to introduce new products and services leverage our success.

In the Health Information Management division our Quantim compliance coding, abstracting, record management products continued to be well received. We have successfully migrated our existing compliance applications to the new Quantim platform and continue to sell these compliance products to new customers. We've also had great success this year moving customers from one of our older legacy coding products to the new Quantim coding application. And we have been successful gaining new customers on this application.

Quantim correspondence management which is our disclosure management product has been implemented by large care delivery organizations such as Cedars Sinai. We are perceived as one of the market leaders in this space and we believe we will continue to grow this part of our business as we introduce additional products on the Quantim web-native platform.

As Chuck will report later on this call the financial services division which represents less than 10 percent of our total company revenue experienced a decrease in revenue in 2002. And we believe we have taken the necessary steps to return this business to a growth mode. We have begun to see the results of this focus with strong third quarter bookings and expect this trend to continue.

Bottom line, all of our sales professionals are seasoned, well-trained and focused on increasing contract bookings.

I'm also pleased to report that our pipeline is strong and has trended upwards over the last few months. We did experience some decrease in pipeline value in the early part of this year. However, late in the second-quarter we again began to see the pipeline value approaching levels consistent with our pipeline prior to the restatement issues. The critical factor is that our pipeline has remained strong and our potential customers understand that the strength in QuadraMed is in our products, our services, our people and our ability to deliver on our commitments.

The pipeline is not the only metric we used to monitor or gauge our future success for new business opportunities. We also track metrics such as request for proposals. Demos, both onsite and webcasts, onsite visits, proposals, and renewals in each product line. Activity has remained consistent in all these categories and we are pleased with our progress. Much of our ability to continue to close contracts is due to our focus on research and development. We have delivered new products according to the aggressive schedule put in place before the restatement noise ever started. Our product management and development teams have proven that we can successfully bring new products to the market on time and within the planned budget.

In the past 18 months, we've introduced new products and applications on modern technologies. Here's just a few. CPOE, Clinician Access, global registration, 7 new products on web-native Quantim platform for health information management department, cost and profitability decision support and more.

One key measure of success in a software company is their ability to design, develop, implement and sell new products. We are confident that we've proven we can deliver and we have new product bookings to stand behind us. We continue to receive outside industry recognition for our services and our products. I was recently provided the opportunity to review MD Buyline's HIS ratings and I am proud to share that Affinity (R) was ranked first in customer satisfaction.

We've also been  successful in the KLAS rankings,  Affinity (R) was the first H.
I. S. to receive Best in KLAS five consecutive times.

Our Pharmacy product was named Best in KLAS 3 consecutive times and as of today Affinity (R) clinicals are leading the KLAS in acute care orders and charting categories. These types of results validate our strategy.

One of the areas I am most pleased with has been the retention of our key employees. Our staff believes in this company and there is a sense of loyalty to our customers and products and to each other. Morale is high. As Larry said many times we may be battle hardened but now we're seasoned and ready for anything that comes our way. We're excited about the future and it's a great time to be at QuadraMed - I will now turn the call over to Chuck.


--------------------------------------------------------------------------------
 Charles J. Stahl  - QuadraMed - Executive VP and CFO


Thank you, Mike. I want to thank our investors for the confidence they have expressed in us over the last year. And the patience they had while we were working to get current with our SEC filings. We're now current with all our filings.

Previously I reported that we were current with our monthly processing closing and internal management reporting. We completed a major upgrade of our PeopleSoft software and our new internal audit group is making good progress on documenting our internal controls in compliance with the Sarbanes Oxley Act. I'm not going to spend much time on the restatement of 2001, 2000 and 1999, other than to reemphasize the point that Larry made earlier. That the net cumulative effect on stockholders equity at December 31st, 2001 was to reduce stockholders equity by $15.9 million [At this point in the conference call, Mr. Stahl inadvertently misqouted stockholder's equity as $59.9 million. The correct amount of stockholder's equity is $15.9 million as corrected in this transcript.] and increase deferred revenue by a similar amount.

The revenue that was deferred has been recognized in the subsequent accounting periods. For those of you who want more detail, I direct you to footnote 2 of the consolidated financial statements included in the 2001 10-K A. I believe we had very good financial results, given the turmoil that took place here in QuadraMed during the last half of 2002 and the first half of 2003. I believe that most companies would not have survived.

2002 revenue was $110 million - a decrease of $7 million or $6 percent from the $117 million in revenue for 2001. Revenue for the year ended December 31st, 2001, included more than 6 million for the divested EZ cap business that is reported in continuing operations in accordance with the accounting pronouncements in place at the time.

Therefore, 2002 revenue is substantially the same as the 2001 revenue, excluding EZ cap. By segment the enterprise division revenue was up almost three percent and HIM was up 12 percent while financial services was down 30 percent.

As Larry indicated in an earlier press release, the 2002 net loss of $14.4 million was disappointing. Especially since that included a gain on the disposal of HIM services of $8.8 million. Our loss from continuing operations was over $18.6 million. Payments of $7.5 million to accountants, consultants, attorneys contributed to the loss. Further due to the uncertainty caused by the lack of filing financial statements, revenue - especially in the third quarter of 2002 - was much lower than expected.

However, we did have the resources available to invest $17.2 million in research and development to create new products to meet future market demands. All that said, the net cash flow from continuing operations was $1.3 million for all of 2002.

We ended up with $26.2 million of cash, cash equivalents and short-term investments at the December 31st, 2002, excluding any restricted cash. Our total assets remained at $126 million. The big change in our balance sheet was the increase of $8.8 million (ph) in deferred revenue to $39.5 million at December 31st, 2002, which was classified as a liability.

Most people think of liabilities as something that is owed and generally require a future cash payment. Deferred revenue does not require a future cash payment. Quite the contrary. As we go and collect cash under some of our contracts we have not satisfied all the accounting requirements to recognize the billing and collection as revenue.

The cost of fulfilling all the accounting requirements is generally not significant and most of the revenue was recognized within the following 12 months. Therefore if I were to add the deferred revenue, net of an estimate of cost to complete, to total stockholders equity, QuadraMed would have positive adjusted equity. The aforementioned comments summarize the financial results for 2002. I will now address the first half of 2003.

A liquidity crisis was brought about as a result of the acceleration of the retainment terms of our long-term debt due to the delisting from NASDAQ. Some very sophisticated accredited investors investigated our company, its products and management, and decided to loan us $71 million for five years subject to the receipt of warrants to purchase common stock to use the proceeds to pay the $62 million that was put to us by the holders of the then existing $74 million of convertible subordinated debentures - thereby solving the liquidity crisis in April of 2003.

Revenue for the six-month ended June 30, 2003, were $58.7 million, an increase of $5.2 million or 9.7 percent over the same period last year. By segment, the enterprise division revenue was up 10.7 percent and HIM was up 28.5 percent while financial services division was down by 28.8 percent.

While revenue was constant from the first quarter to the second quarter of 2003, operating results in cash flow from operations improved over the course of the first six months of 2003. The loss from operations was $9.7 million and $4.1 million for the first and second quarter respectively. Due to the mix of products sold which included higher hardware sales in the first quarter that have a lower gross margin, the first quarter had $15.7 million of gross margin vs. $17.6 million in the second quarter.

General and administrative expenses include the costs associated with the restatement for accountants, attorneys, consultants and retention bonuses. The second-quarter had $2.2 million of such cost vs. $4.3 million in the first quarter. Other reductions of payroll and related costs account for most of the remainder of the improvement from the first to the second quarter.

For the six months ended June 30th, 2003, $5.4 million of cash was used by operations. This includes $6.5 million of expenses associated with the restatement. You should also note that we invested $10.7 million in research and development during the first half of 2003.

Due to the operational improvements discussed above, $1 million of cash was provided by operations in the second-quarter vs. the $6.4 million used by operations in the first quarter.

Our cash, cash equivalents and short-term investments increased to $31.9 million at June 30th, 2003, vs. $26.2 million at December 31st, 2002. Our cash position has continued to improve over the third quarter to more than $35 million. Again, excluding restricted cash.

However, we will have substantial cash expenses in the fourth quarter for interest on our long-term debt. Larry - back to you.


--------------------------------------------------------------------------------
 Lawrence P. English  - QuadraMed - Chairman and CEO


Thank you, gentlemen. Now let me briefly address the future.

The healthcare information technology market is robust. Health-care providers lag the rest of the economy on their use of technology and they're under great pressure from payers and consumers and government to increase their spending on technology to improve efficiency and more importantly, patient care. We are very well positioned to help them.

Our products are in a lot of hospitals and are highly regarded. Our management team is mature, loyal and battle-hardened. Our sales organization is experienced and highly motivated. We are rich in domain knowledge, our people really know health-care providers and we stayed very close to our customers. We have a large and satisfied installed base and strong recurring revenues. Our engineering team is versatile and very good in modern programming languages as well as database and Internet technology. They've demonstrated their ability to design and develop products.

Our finance team is staffed with highly skilled account professionals. Going forward, we have one paramount goal. Growth. We need to get bigger and that is what we work on every day.

I've told all of our employees that everyone in the company is a salesperson and we have nothing more important to do than make sales. Chuck, Mike and I are always available for sales calls and we're not afraid to rack up the frequent-flier miles. Our strategy is to increase current sales on the strength of the following items.

Our new clinical functionality, our strength in financial administrative and medical record applications. Our high levels of customer satisfaction. And our enhancing technology as we evolve to a modern integrated Web-based database-independent architecture.

In addition, we intend to make targeted acquisitions to round out our product line. In response to the increase in market demand, we plan to offer more integrated solutions. However, we will continue to offer the flexibility we now have to offer our products on a modular basis. This has been one of our historic competitive advantages, and we expect it will continue to be in the foreseeable future.

It'll take a little time to reach our full sales potential and the momentum with it but as Mike pointed out we believe the recovery is well under way.

The first half showed revenue growth of 9 percent over prior year and we're on track to sustain that pattern through the year end. Whether we do better than that depends on sales that are currently on the cusp and too close to call. Cash from operating activities will be positive again in the third quarter, but may turn slightly negative in Q4 due to the interest payment and seasonably higher disbursements.

A few months ago, we developed a strategic plan that includes high level multiyear budget projections from each of our operating units. In 2004, these plans call for us to produce double-digit revenue growth, positive cash from operating activities and an improving bottom-line. As we complete the final 2004 budgets and gain more visibility on 2004 revenues, we will be more specific.

At this point we will turn to your questions.

QUESTION AND ANSWER



--------------------------------------------------------------------------------
Operator


[Operator Instructions] Our first question comes from David Francis with Jefferies & Company.


--------------------------------------------------------------------------------
 David Francis  - Jefferies & Co. - Analyst


Hi, Larry, I got to tell you, congratulations to you and Mike and Chuck and the rest of the team. You guys have done a phenomenal job of keeping the wheels on and pushing the company forward in what's been a pretty difficult couple of years.


--------------------------------------------------------------------------------
 Lawrence P. English  - QuadraMed - Chairman and CEO


Thank you Dave.


--------------------------------------------------------------------------------
 David Francis  - Jefferies & Co. - Analyst


With all that said I appreciate the presentation today, I don't know that we learned a helluva lot more than we did by reading all of the filings that you guys have brought current. Can you at the very least give us a sense as of June 30, anyway, what the backlog of the company was or any kind of forward financial indicators - such that we get a sense for more quantitatively what the back end of '03 and potentially the go forward numbers into '04 look like, and potentially talk about the recurring revenue base of the company [indiscernible] also out there - thanks.


--------------------------------------------------------------------------------
Unidentified Speaker


Dave, we faced this problem. The metrics that we have historically used and continued to used to manage our sales pipeline and our bookings number are very difficult to relate to GAAP. And if we can't relate it to GAAP, we just can't disclose them. Now we're working hard on changing those metrics and we will have leading indicator type numbers that we can talk about. Right now, I can only talk quantitatively about where we're heading. I'm going to ask Mike to repeat what he said about bookings and what he said about where our pipeline has been moving. The trends have been positive. They're moving in the right direction.


--------------------------------------------------------------------------------
 Michael S. Wilstead  - QuadraMed - President and COO


Yeah, Dave, thanks. As we expressed earlier we have seen a steady increase from Q1 to Q2 to Q3 in new bookings. Contractual bookings. Which equate back, obviously, to backlog so our backlog is increasing and we're comfortable that we continue to have strength in that area. We also, as I discussed earlier, experienced a slight dip in our pipeline shortly after year end last year when the restatement drug on longer than I think customers had expected. However, that pipeline did recover about the back half of Q2 this year, it is now approaching the same levels as what we had previously so we're comfortable that we had enough in our pipeline to live up to basically the challenges and commitments [indiscernible] discussed on this call [indiscernible]


--------------------------------------------------------------------------------
 Lawrence P. English  - QuadraMed - Chairman and CEO


[indiscernible] contract nine percent growth but the situation we're as you can well imagine, we did not get the number of our [indiscernible] in the early half the year for Affinity (R) sales that we would normally expect to get. We were going through the massive restructuring and I'm sure you can imagine what fun our competitors had but frankly [indiscernible] consultants (indiscernible) to let us bid if we couldn't produce audited financials. So we had that slowdown. Now we've got a backlog of Affinity (R) sales that we hope to make in the second and the fourth quarter of the year. Mike mentioned we made two in the third quarter which I think is remarkable when you think about the fact that only a few months ago people wouldn't even talk to us.

But it is not the normal situation that I've had in past years - we have a large number of -- we have a large number of Affinity (R) contracts. You only need to close a few of them to make a projection. We just don't have a large number. We close them, and we do better than the nine percent. If we don't now close them I think we will be right in that category but the momentum is building, the pipeline is building, bookings are getting better. And we got a lot more -- we're beginning to close Affinity (R) sales again which I think is a good [indiscernible] and that is the best I can do.


--------------------------------------------------------------------------------
 David Francis  - Jefferies & Co. - Analyst


I understand. Everyone understands you have been through a horror show at best from an accounting perspective and I understand you're being a little gun shy on disclosing some numbers I guess to ask the question a different way and then I will give up the floor. Will you -- or do you expect to be in a position, come the time for reporting Q3 numbers, to be able to give us some of those metrics and be in a position to allow us in the financial community an opportunity to more accurately model the company so that we can make our own determination relative to enterprise value and such? Thanks.


--------------------------------------------------------------------------------
 Lawrence P. English  - QuadraMed - Chairman and CEO


Well, we will probably be reporting in the -- we haven't set a date yet but sometimes in early or mid November and I just have to wait and see what closes between now and then. We are close on a couple of things, and believe me, Dave, I'm not going to put any -- number one, I'm not going to do anything that would irritate the SEC like using numbers that I can't relate back to GAAP, and number two, I am not going to put anything out there that I don't have a high degree of confidence in so as the visibility builds, as my confidence increases, when it does I will provide more specific guidance for the balance of the year.


--------------------------------------------------------------------------------
 David Francis  - Jefferies & Co. - Analyst


We look forward to it and, again, congratulations on getting through a very difficult time.


--------------------------------------------------------------------------------
 Lawrence P. English  - QuadraMed - Chairman and CEO


Thank you.


--------------------------------------------------------------------------------
Operator


[Operator Instructions]. We will take our next question from Jordan Teramo with McKay Shields.


--------------------------------------------------------------------------------
 Jordan Teramo  - McKay Shields - Analyst


Hi, guys, in terms of acquisition strategy you mentioned -- how big and you have $32 million of cash but I don't know to what extent you have to invest a lot of that in systems or what? So, just trying to get an idea of how much cash or stock or how big the acquisition you're thinking about and how you're going to finance them?


--------------------------------------------------------------------------------
 Lawrence P. English  - QuadraMed - Chairman and CEO


Near-term I think, we are in fairly good shape. Here's how we approach M&A. When it was clear we were coming out of this we held the strategy session that I talked about earlier and, basically, told the operating people we needed to know what they needed in order to hit some really aggressive growth targets. And we've identified a number of applications and then we go through the buy vs. build. For example - we need a lab system, we need a radiology system, we need a materials management, we may need some sort of practice management, we need scheduling products. So we have a list of things that would help round out our enterprise product offering so that we can offer more integrated solutions which people -- I mean they keep buying best of breed, but they keep talking about more integrated solutions and we have to go in that direction.

So what we have done is, we're looking at the -- okay, what would it cost us to build these things? And then, we're taking a very thoughtful approach to what is available to buy? If we're going to buy a lab system, who's out there? How big are they? And what are we looking at?

So far, we're not looking at anything that certainly in the next -- the fourth quarter would require us to do any additional financing -- in other words the deals that we're looking at on the buy side are within our ability to handle them with the cash we have on hand. Now if a transformative deal came along we'd have to evaluate we should go out and try to raise additional equity in order to do it, but right now everything we've got on our list, looks like we can handle.


--------------------------------------------------------------------------------
 Jordan Teramo  - McKay Shields - Analyst


Thank you.


--------------------------------------------------------------------------------
Operator


[Operator Instructions]. Next question from Chris Cook with Zazov.


--------------------------------------------------------------------------------
 Chris Cook  - Zazov - Analyst


Hi, guys - quick question on your expense levels, ex the extraordinary expenses you have been spending on accounting and legal. Are you satisfied with your opex
(ph) at this level? You think it has to grow sales? Is there room to take anything out? And then along with that, just was curious as to CapEx plus [indiscernible] R&D, what kind -- I think those two numbers combined was a little less than 2 million the first half. Was curious as to what kind of capital and capital R&D Spend [indiscernible] [indiscernible] going forward?


--------------------------------------------------------------------------------
 Lawrence P. English  - QuadraMed - Chairman and CEO


I think the first question was about operating expenses and my [indiscernible] is all smiles because they know I am never satisfied. We always lean on our operating expenses and my view is you just have to manage headcount and have to keep those expenses low. But on the other side there are a lot of pressures.

Chuck made reference to this Sarbanes requirement on the internal controls. Sarbanes is laying a lot of fixed costs on a company like ours so we're facing those kinds of pressures. And we are going to try to do everything we can to offset them with more productivity, more efficiency, and just tougher management of expenses and I think we have done a pretty good job of that throughout our history here and we will continue to lean heavily on it, but every public company is going to face these Sarbanes-related pressures on their spending.

The CapEx numbers I'm not -- just total research and development spending what we capitalize and what we don't capitalize is going to go up in our budget. No question about the fact that we have ambitious plans to either as I said build or buy certain applications and some of them we will build. And so you can expect capital expenditures on software development to increase in the future. I am going to let Chuck talk about the process we use for which of those we expense and how we capitalize it, but I don't want to put a hard number on it but it is going to go up. Chuck, you want to comment on the capitalization.


--------------------------------------------------------------------------------
 Charles J. Stahl  - QuadraMed - Executive VP and CFO

Sure. We capitalized the development costs, I think most of the people on the call are sophisticated enough to know that the rules around capitalizing software development cost begins after technological feasibility is reached. And once the product's available for sale. We will have a few million dollars of that year end year out. But we want to probably minimize what we're putting into that period of time and expense for that than we capitalize, but I think that the better measure is to look at the overall amount that we're spending on R&D as a measure of our commitment to development future software.

--------------------------------------------------------------------------------
 Lawrence P. English  - QuadraMed - Chairman and CEO


That help, Chris?


--------------------------------------------------------------------------------
 Chris Cook  - Zazov - Analyst


Yeah. That's great, thanks.


--------------------------------------------------------------------------------
Operator


[Operator  Instructions].   Next  question  from  Matthew  Campbell  with  Knott
Partners.


--------------------------------------------------------------------------------
 Matthew Campbell  - Knott Partners - Analyst


Hello, and congratulations on getting this behind us. Was curious to get a sense of the locations we have out, an office on the West Coast and an office on the East Coast. Will we maintain both facilities for the time being?


--------------------------------------------------------------------------------
 Lawrence P. English  - QuadraMed - Chairman and CEO


For the time being, the answer is yes. But as you probably know, in November of 2002, we announced that we were going to consolidate our headquarters in Reston, Virginia. That's where our enterprise is based, that's where I spend most of my time, Mike Wilstead spends most of his time. We really need to get the finance operations consolidated into this headquarters.

However, we don't want to do that consolidation precipitously. We don't want to do anything that will disrupt our reporting capabilities and our compliance capabilities and our getting ready for the Sarbanes 404 (ph) requirements capabilities and so forth so we're going to be very cautious about this. And that will and I should have noted this when I was talking to Chris that will also put a little expense pressure on us because we're going to be building [indiscernible] as we begin to wind down on the West Coast. And what we've done as we've disclosed in our 2002 10-K is we've hired John Wright who will ultimately become the company's CFO. John has been an adviser to the audit committee. He and Chuck have a wonderful relationship, they're both CPAs, both partners from big pool of firms and they're working very very closely together on when the transition plan will be completed. This is being done very thoughtfully, but the great news is -- would've been great if Chuck were willing to leave the Napa Valley and move to Reston, Virginia, but he's not willing to do that and I guess, I honestly cannot blame him. But the next best thing is to have somebody like John who's been with us since January and as an adviser to the audit committee who works very well with Chuck, and very closely with Chuck, who will eventually be able to take over that role and we don't see that being complete any sooner than after the completion of the 2003 audit.

So for that period of time at least, we will continue to have a presence in California.

Now, if I could get rid of the space, we would do that. We're working very aggressively because we have more space in California than we need, but even if I got rid of the space I could put them in temporary space out there until we're ready to complete the transition.

On the other -- now that covers the finance operations -- as you know we have a development shop in Alameda and our plan is to keep it there for the foreseeable future.


--------------------------------------------------------------------------------
 Matthew Campbell  - Knott Partners - Analyst


Okay, thanks, Larry.


--------------------------------------------------------------------------------
Operator

Jerry Luger, who is a private investor.


--------------------------------------------------------------------------------
 Jerry Luger Private Investor


What is the status of the lawsuits on the company?


--------------------------------------------------------------------------------
 Lawrence P. English  - QuadraMed - Chairman and CEO


They're still outstanding and we intend to defend ourselves fiercely. We think they're groundless and we will simply defend ourselves vigorously.


--------------------------------------------------------------------------------
 Jerry Luger Private Investor


And dollar risk wise what is the possibility of potential on those?


--------------------------------------------------------------------------------
 Charles J. Stahl  - QuadraMed - Executive VP and CFO


It's impossible to quantify but we should also note, Larry, that we do have a fair amount of D&O insurance to cover claims if, in fact, there is something to pay.


--------------------------------------------------------------------------------
 Lawrence P. English  - QuadraMed - Chairman and CEO


Exactly.


--------------------------------------------------------------------------------
 Jerry Luger Private Investor


Thank you.


--------------------------------------------------------------------------------
Operator


Jackson Hazelett, who is also a private investor.


--------------------------------------------------------------------------------
 Jackson Hazelett Private Investor


Hello. I think my question is for Mr. English. How soon do you expect to apply for listing again and will that be on the NASDAQ or another market?


--------------------------------------------------------------------------------
 Lawrence P. English  - QuadraMed - Chairman and CEO


We will apply for a new listing on the NASDAQ small cap market as soon as we meet all of the listing requirements. The only thing missing, currently, is share price. Our shares have been trading between $2.50 and $3.00 dollars and we need a $4.00 share price in order to meet the new listing requirements for NASDAQ. We've been in touch with them. They have, by the way, been very sympathetic to our cause. They kept us listed for as long as they possibly could have. So as soon as we have that accomplished, as soon we have $4.00 share price we will apply for listing on the NASDAQ small cap market and I hope we will get back on fairly quickly once we apply. Now achieving the $4.00 share price is a great mystery (ph) and we will just have to wait and see produced good results and hopefully, we will get there. In the meantime our shares will be trading on the bulletin board.

--------------------------------------------------------------------------------
 Jackson Hazelett Private Investor


Thank you.


--------------------------------------------------------------------------------
Operator


Todd Cohen (ph) with MTC (ph) Advisers.


--------------------------------------------------------------------------------
 Todd Cohen  - MTC Advisors - Analyst


Good afternoon and congrats on getting us all behind you. Just a couple of questions. First of all, what would that interest expense be in the fourth quarter? If you could start with that. Approximately.


--------------------------------------------------------------------------------
 Lawrence P. English  - QuadraMed - Chairman and CEO


It's a little over $2 million.


--------------------------------------------------------------------------------
 Todd Cohen  - MTC Advisors - Analyst


Are you paying interest quarterly or... ?


--------------------------------------------------------------------------------
 Charles J. Stahl  - QuadraMed - Executive VP and CFO


Basically, we are paying semi annually -- two payments [indiscernible].


--------------------------------------------------------------------------------
 Todd Cohen  - MTC Advisors - Analyst


And then another question would be - I noticed in the 10Q I think it's Larry and Mike put back some options. I guess as it related to NASDAQ issues, when will those come back into the fold or how do you plan on getting those back and I know Larry and Mike don't want to work for nothing?


--------------------------------------------------------------------------------
 Lawrence P. English  - QuadraMed - Chairman and CEO


I am glad you noted the great loyalty and dedication of the CEO and COO. As we disclosed back in April at the time of the restructuring because of the dilution associated with the warrants, the board compensation committee with the advise of whoever they had advisers working with them awarded option -- 1.5 million option grant to me and 750,000 to Mike, and then other employees also received options at that time.

And the -- some of the legal counsel they had was that while they could not issue these options under the shareholder approved plan, it sort of didn't matter because that was a NASDAQ rule. And we weren't on NASDAQ any longer so they made those grants. Now you can imagine that was a pretty frantic time. We were refinancing the bonds. A lot of things were moving and the (indiscernible) with more thorough legal advice, it was concluded that having issued those options to Mike and I outside of the shareholder approved plan, we would jeopardize our getting back onto NASDAQ and might delay our getting back onto NASDAQ. And Mike and I felt that we could not jeopardize that. It was not in the company's best interest and the shareholder's interest to have any more logs thrown in the path of our getting back on the path of NASDAQ so we voluntarily rescinded the option grant.

We have no promises or no commitments from the board. However, we will ask the shareholders at our annual meeting to approve additional options for the stock option plan and then, to increase the maximum amount to be given to one individual. And then, of course you can imagine, both Mike and I hope that the board will find a way to structure appropriate equity incentives for us at that time.


--------------------------------------------------------------------------------
 Todd Cohen  - MTC Advisors - Analyst


When will that be? Sometime early next year?


--------------------------------------------------------------------------------
 Lawrence P. English  - QuadraMed - Chairman and CEO


No, the shareholders meeting will be later this month.


--------------------------------------------------------------------------------
 Todd Cohen  - MTC Advisors - Analyst


Later this month? All right. Thank you.


--------------------------------------------------------------------------------
 Lawrence P. English  - QuadraMed - Chairman and CEO


Thanks, Todd.


--------------------------------------------------------------------------------
Operator


There are no questions in the queue, Mr. English. I will turn it back over to you for additional or closing remarks.


--------------------------------------------------------------------------------
 Lawrence P. English  - QuadraMed - Chairman and CEO


Ladies and gentlemen, thank you very much for your time and attention. We are planning to close the third quarter on time and to report on time, we will have a conference call following that.

We're also planning what we've been referring to as Investor Days that we will hold in New York and San Francisco which will give us an opportunity for many of our new investors, our bondholders and others to -- for us to showcase our products in a little bit more detail and our management team so you'll be hearing more about those which I expect to take place in mid-November. In the meantime, thanks for your patience. Thanks for your time today and we'll go go back to work making sales.


--------------------------------------------------------------------------------
Operator


That does conclude today's conference. Thank you for your participation and have a great day.